PARI PASSU AND LOAN MODIFICATION AGREEMENT

                              THIS PARI PASSU AND LOAN MODIFICATION AGREEMENT dated for reference April 9, 2009 and made,

BETWEEN:

PANGLOBAL BRANDS INC., a company incorporated under the laws of Delaware, having an office at 2853 E. Pico Blvd, Los Angeles, CA 90023;

(the “Debtor”)

AND:

SINECURE HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands, with an address c/o Le Hoedheu, Nazin, Pontivy, France, and PETER HOUGH, businessman, with an address at 63 Wallangra Road, Dover Heights, New South Wales 2033, Australia; and PROVIDENCE WEALTH MANAGEMENT LTD., a company incorporated under the laws of the British Virgin Islands, with an address c/o Mr. Karim Khoury, Chabrier & Partners (Reed Smith), 3 rue du Mont-Blanc P.O. Box 1363 CH - 1211 Geneva 1 Switzerland;

(collectively, the “Original Lenders”)

AND:

CHELSEA CAPITAL CORPORATION, a British Columbia company with an address at 666 Burrard Street, Vancouver, BC V6C 2X8 Canada, on behalf of all subscribers for a Convertible Loan issue of the Debtor dated for reference April 9, 2009.

(the “New Lender”)

WITNESSES THAT WHEREAS:

A.                     As security for their current and future indebtedness to the Original Lenders, the Debtor has executed loan agreements (the “Original Loan Agreements”) and security agreements dated March 4, 2008 and January 16, 2009 in favour of Original Lenders (the “Original Lenders Security Agreement”) pursuant to which the Debtor borrowed from the Original Lenders loans (the “Original Loans”) and granted to the Original Lenders a security interest in certain of the Debtor’s assets (the “Original Lenders Security Interest”);

B.                     Capella Investments Inc. has transferred all its right, title and interest in the Original Loan Agreements to Peter Hough and for all purposes of this Agreement, Peter Hough will be considered an Original Lender in place of Capella Investments Inc. Capella Investments Inc. has signed this agreement solely as acknowledgement of the above;

C.                     The New Lender has subscribed for convertible loans (“New Convertible Loans”) of the Debtor pursuant to a Convertible Loan Agreement dated for reference April 9, 2009;

D.                     As security for its current and future indebtedness to the New Lender, the Debtor will execute a security agreement dated for reference April 9, 2009 in favour of the New Lender (the “New Lender Security Agreement”) pursuant to which the Debtor grants to the New Lender a security interest in certain of the Debtor’s assets (the “New Lender Security Interest”);

E.                     The Original Lenders Security Agreement and the New Lender Security Agreement are sometimes collectively called the “Security Agreements” and each a “Security Agreement”;

F.                     The Original Lenders Security Interest and the New Lender Security Interest are sometimes collectively called the “Security Interests” and each a “Security Interest”;

G.                     The Original Lenders have each converted $187,500 plus accrued interest of their Original Loans to equity of the Debtor pursuant to Subscription Agreements dated for reference April 9, 2009, and the amount remaining outstanding on such Original Loan will be referred to as the “Residual Original Loan”;

H.                     The Original Lenders have agreed to convert the terms of the Original Loan Agreements to be the same terms of the Convertible Loan Agreement respecting the Residual Original Loan; and

I.                     The Original Lenders and the New Lender are sometimes referred to collectively as the “Secured Creditors” and each individually as a “Secured Creditor” and each have agreed that their respective Security Interests shall rank pari passu with each other in all respects.

                         NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                     Each Original Lender agrees to execute a Convertible Loan Agreement respecting the Residual Original Loan, and upon such execution and execution of this Agreement, the Original Loan Agreements will be cancelled and be null and of no effect. The terms of the Convertible Loan Agreement will be in force with respect to the Residual Original Loans.

2.                     Each Secured Creditor hereby consents to the creation by the Debtor of the Security Agreement and Security Interest contained therein in favour of the other Secured Parties and agrees that the creation, registration, filing and existence of such Security Agreement and Security Interest shall not constitute an event of default under its Security Agreement.

3.                     The parties acknowledge and agree that the New Lender is executing this Agreement on behalf of all lenders to the Debtor under the New Convertible Loans and that all such parties are to be considered as the New Lender with respect to the provisions of this Agreement.

4.                     Notwithstanding the order of attachment or perfection of the Security Interests, the Secured Creditors hereby agree that the Security Interests shall have equal priority and that in the event that any Secured Creditor realizes on its Security Interest, the proceeds of any such realization shall be allocated and paid as between the Secured Creditors in proportion to the relative amounts of the indebtedness of the Debtor to each Secured Creditor as at the date of such realization.

5.                     Nothing contained in this Agreement is intended to nor shall it impair the obligations of the Debtor to pay to the Secured Creditors the indebtedness secured by respective Security Agreements, respectively, including the principal thereof and any interest thereon, as and when the same shall become due and payable in accordance with their respective terms, nor shall anything herein prevent either Secured

Creditor from exercising all remedies otherwise permitted by applicable law upon default under its respective Security Agreement, subject to paragraphs 2 to 4 and the priorities created by this Agreement.

6.                     In the event that it becomes necessary or desirable for a Secured Creditor to enforce its security, that Secured Creditor agrees to use commercially reasonable efforts to give the other Secured Creditors three (3) business days notice of its intention to enforce its security.

7.                     Each of the Secured Creditors shall furnish to the other from time to time forthwith upon request, information and particulars as to amounts owing by the Debtor to such party and the Debtor hereby consents to such disclosure.

8.                     All dollar figures refer to $USD.

9.                     The parties hereto shall do such further acts and things and execute, register and file such further deeds, documents and assurances which may be reasonably required by any party hereto to give full effect to the intent and purpose of this Agreement.

10.                    This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States applicable therein and shall be treated in all respects as a California contract.

11.                    This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

                         IN WITNESS WHEREOF the parties hereto have caused these presents to be signed as of __ day of April, 2009.

PANGLOBAL BRANDS INC.

Per:    ____________________________________
           Authorized Signatory

SINECURE HOLDINGS LIMITED

Per:    ____________________________________
           Authorized Signatory

CAPELLA INVESTMENTS INC.

Per:    ____________________________________
           Authorized Signatory

PROVIDENCE WEALTH MANAGEMENT LTD.

Per:    ____________________________________
           Authorized Signatory

CHELSEA CAPITAL CORPORATION

Per:    ____________________________________
           Authorized Signatory

WITNESSED BY:	)
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Name	)
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Address	)
	)	Peter Hough
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Occupation	)